SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2004

___________________

FISHER SCIENTIFIC INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-10920	02-0451017
(Commission File No.)	(IRS Employer Identification No.)

One Liberty Lane, Hampton, New Hampshire	03842
(Address of principal executive offices)	(Zip Code)

(603) 926-5911
(Registrant’s telephone number, including area code)

ITEM 5. Other Events .
SIGNATURE
Exhibit Index
EX-99.1 Press Release dated August 2, 2004

ITEM 5. Other Events .

     On August 2, 2004, the stockholders of Fisher Scientific International Inc., a Delaware corporation (“Fisher”), approved the issuance of Fisher common stock, in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of March 17, 2004, as amended on April 16, 2004 (the “Merger Agreement”), by and among Fisher, Fox Merger Corporation, a direct, wholly-owned subsidiary of Fisher (“Merger Sub”), and Apogent Technologies Inc. (“Apogent”). Pursuant to the Merger Agreement, Merger Sub was merged with and into Apogent (the “Merger”) and Apogent, as the surviving corporation, became a direct, wholly-owned subsidiary of Fisher, effective at 11:00 a.m., Central Time, on August 2, 2004.

     In the Merger, each then outstanding share of Apogent common stock was automatically converted into and became the right to receive 0.56 (the “Exchange Ratio”) shares of Fisher common stock, plus cash in lieu of fractional shares. In addition, Fisher assumed each then outstanding option to purchase Apogent common stock, with the number of shares and per share exercise price appropriately adjusted to reflect the Exchange Ratio.

     Pursuant to the Merger Agreement, upon consummation of the Merger, the board of directors of Fisher was expanded to include four members designated by Apogent. The Apogent directors elected to the Fisher board of directors are Frank H. Jellinek, Jr., Richard W. Vieser, Christopher L. Doerr, and Simon B. Rich, who were all serving as directors of Apogent immediately prior to the effective time of the Merger. Frank H. Jellinek, Jr. has also been appointed to serve as the Chairman Emeritus of Fisher.

     Attached hereto as Exhibit 99.1 is Fisher’s press release dated August 2, 2004 announcing the completion of the merger with Apogent.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fisher Scientific International Inc.

Date: August 3, 2004	By:		/s/ Todd M. DuChene

		Name:	Todd M. DuChene
		Title:	Vice President,
General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
Exhibit 99.1	Fisher Scientific International Inc.’s press release dated August 2, 2004 announcing the completion of the merger with Apogent Technologies Inc.